Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2012, with respect to the financial statements and supplemental schedule of Employee Stock Ownership Plan for Hourly Employees on Form 11-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Tenneco Inc. on Form S-8 (File No. 333-33442, effective March 28, 2000 and 333-58056, effective March 30, 2001).

/s/ Grant Thornton LLP

Chicago, Illinois

June 28, 2012